Exhibit 5.1



                        HUNTON & WILLIAMS
                  Riverfront Plaza, East Tower
                      951 East Byrd Street
                    Richmond, Virginia  23219
                         (804) 788-7209

                        November 14, 1996



Board of Directors
InteliData Technologies Corporation
13100 Worldgate Drive
Suite 600
Herndon, Virginia 20170

              INTELIDATA TECHNOLOGIES CORPORATION
               REGISTRATION STATEMENT ON FORM S-8

Ladies & Gentlemen:

     We are acting as counsel for InteliData Technologies Corporation (the "Company") in connection with its Registration Statement on Form S-8, as filed with the Securities and Exchange Commission, with respect to up to 500,000 shares of the Company's Common Stock to be issued by the Company (the "Shares") pursuant to the InteliData Technologies Corporation Employee Stock Purchase Plan (the "Plan"). In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     2. The Shares have been duly authorized and, when such shares have been issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                              Very truly yours,



                              /s/ Hunton & Williams